EXHIBIT 10.1

RESOLUTIONS OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF PSS WORLD MEDICAL, INC.

Amendments to Deferred Compensation Plans

WHEREAS, PSS World Medical, Inc. (the “Company”) maintains the PSS World Medical, Inc. Amended and Restated Officer Deferred Compensation Plan (the “Officer Plan”), the PSS World Medical, Inc. Amended and Restated ELITe Deferred Compensation Plan (the “ELITe Plan”) and the PSS World Medical, Inc. Amended and Restated Leader’s Deferral Plan (the “Leader’s Plan,” and together with the Officer Plan and the ELITe Plan, the “Plans”); and

WHEREAS, the Committee desires to amend the Plans to provide that the Committee may, in its sole and absolute discretion, accelerate the time and form of payment under any of the Plans in certain circumstances as permitted by Treas. Reg. Section 1.409A-3(j)(4) (including, without limitation, pursuant to a domestic relations order), or to delay the time of a distribution as permitted by Treas. Reg. Section 1.409A-2(b)(7); and

WHEREAS, the Committee desires to amend the Officer Plan to provide for Company Matching Contributions for Tier 5 Officers, Tier 6 Officers and Tier 7 Officers; and

WHEREAS, the Committee desires to amend the Leader’s Plan to reduce the Company Matching Contribution for individuals designated as the top 50 Leaders for a Plan Year;

NOW, THEREFORE, BE IT RESOLVED, that the Committee hereby approves and adopts amendments to the Plans in substantially the forms attached hereto as Exhibits A through C, with such changes thereto as the Chair of the Committee deems to be appropriate and consistent with the presentation made to the Committee or otherwise based upon the advice of the Company’s legal counsel or independent accountants which changes do not alter materially the substance of the Approved Amendments as approved by the Committee; and

FURTHER RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to do any and all things deemed by them necessary or desirable to effect the foregoing resolutions.

EXHIBIT A

AMENDMENT TO THE PSS WORLD MEDICAL, INC.

AMENDED AND RESTATED OFFICER DEFERRED COMPENSATION PLAN

THIS AMENDMENT (this “Amendment”) to the PSS World Medical, Inc. Amended and Restated Officer Deferred Compensation Plan (the “Plan”), is made this 9th day of December, 2010.

The Compensation Committee (the “Committee”) of the Board of Directors of PSS World Medical, Inc. (the “Company”) has determined that it is in the best interests of the Company and its stockholders to amend the Plan to provide that the Committee, or its designee, may use its discretion to accelerate the time and form of payments under the Plan in certain circumstances, as permitted by Treas. Reg. Section 1.409A-3(j)(4), or to delay the time for payment of a benefit as permitted by Treas. Reg. Section 1.409A-2(b)(7).

The Committee has further determined that it is in the best interests of the Company and its stockholders to amend the Plan to provide for Company Matching Contributions for Tier 5 Officers, Tier 6 Officers and Tier 7 Officers.

1.	The Plan is hereby amended by deleting the definition of the term “Officer” in Section 2.01 and replacing it with the following definition:

“A person who is a Tier 1 Officer, Tier 2 Officer, Tier 3 Officer, Tier 4 Officer, Tier 5 Officer, Tier 6 Officer or Tier 7 Officer of the Company.”

2.	The Plan is hereby amended by adding the following new terms and definitions to Section 2.01:

“Tier 1 Officer. An Officer role that has been assigned a MARST score of 35, 34 or 33.”

“Tier 2 Officer. An Officer role that has been assigned a MARST score of 32, 31, 30 or 29.”

“Tier 3 Officer. An Officer role that has been assigned a MARST score of 28, 27, 26, 25, 24 or 23.”

“Tier 4 Officer. An Officer role that has been assigned a MARST score of 22, 21, 20, 19 or 18.”

“Tier 5 Officer. An Officer role that has been assigned a MARST score of 17, 16, 15 or 14.”

“Tier 6 Officer. An Officer role that has been assigned a MARST score of 13, 12, 11 or 10.”

“Tier 7 Officer. An Officer role that has been assigned a MARST score of 9, 8, 7, 6 or 5.”

3.	The Plan is hereby amended by deleting the first sentence of Section 4.01 (“Election to Participate”) and replacing it with the following sentence:

“Each Tier 1 Officer, Tier 2 Officer, Tier 3 Officer, Tier 4 Officer, Tier 5 Officer, Tier 6 Officer and Tier 7 Officer is automatically eligible to participate in the Plan.”

4.	The Plan is hereby amended by deleting the first sentence of Section 5.01 (“Deferred Compensation”) and replacing it with the following sentence:

“A Participant may elect to defer up to 100% of his or her Compensation in accordance with the terms of the Plan and the Deferral Election Form; provided, however, that the Company Matching Contribution shall apply only with respect to deferrals of up to 15% of Compensation for Tier 1 Officers and Tier 2 Officers and up to 10% of Compensation for Tier 3 Officers, Tier 4 Officers, Tier 5 Officers, Tier 6 Officers and Tier 7 Officers.”

5.	The Plan is hereby amended by deleting the fifth sentence of Section 5.05 (“Company Matching Contributions”) and replacing it with the following sentences:

“For each dollar ($1.00) that a Tier 5 Officer defers into an Account (up to 10% of Compensation in the aggregate for all of the Participant’s Accounts), the Company will make a matching contribution of forty-five cents ($.45). For each dollar ($1.00) that a Tier 6 Officer defers into an Account (up to 10% of Compensation in the aggregate for all of the Participant’s Accounts), the Company will make a matching contribution of forty cents ($.40). For each dollar ($1.00) that a Tier 7 Officer defers into an Account (up to 10% of Compensation in the aggregate for all of the Participant’s Accounts), the Company will make a matching contribution of thirty-five cents ($.35).”

6.	The Plan is hereby amended by adding the following new Section 5.13:

“5.13 Acceleration of or Delay in Payments. The Committee, or its designee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treas. Reg. Section 1.409A-3(j)(4). The Committee, or its designee, may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treas. Reg. Section 1.409A-2(b)(7). If the Plan receives a domestic relations order (within the meaning of Code Section 414(p)(1)(B)) directing that all or a portion of a Participant’s Accounts be paid to an “alternate payee,” any amounts to be paid to the alternate payee(s) shall be paid in a single lump sum.”

7.	The Plan is hereby amended by adding the following sentence to the end of Section 9.02 (“Spendthrift Clause”):

“Notwithstanding anything to the contrary herein, however, the Committee, or its designee, has the discretion to make payments to an alternate payee in accordance with the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)).”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

PSS WORLD MEDICAL, INC

By:	/s/ David D. Klarner
Its: Vice President and Treasurer